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                                                                      Exhibit 23

                    INDEPENDENT AUDITORS' REPORT AND CONSENT

The Board of Directors and Stockholders
Komag, Incorporated:

The audit referred to in our report dated January 22, 2002, included the related financial statement schedule as of December 31, 2001, and for the year then ended. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Numbers 333-66990, 333-47610, 333-84567, 333-48867, 333-31297, 333-23095, 333-06081,
33-62543, 33-80594, 33-53432, 33-45469, 33-41945, 33-25230, 33-19851, 33-16625)
on Form S-8 and (Numbers 333-93051, 333-81263, 333-47512) on Form S-3 of Komag,
Incorporated, of our report dated January 22, 2002, with respect to the consolidated balance sheet of Komag, Incorporated and subsidiaries as of December 30, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 30, 2001 annual report on Form 10-K of Komag, Incorporated.

Our report dated January 22, 2002, contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has a net capital deficiency. In addition, Komag, Incorporated filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court on August 24, 2001. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of these uncertainties.

                                                 KPMG LLP


Mountain View, California
March 25, 2002